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                                                                    Exhibit 21B

                        SUBSIDIARIES OF THE REGISTRANT

                                                          Jurisdiction of
                                                           Incorporation
Name and Name Under Which Doing Business                  or Organization
----------------------------------------                  ----------------
Sunquest Europa Limited..................................  United Kingdom

Sunquest Germany GmbH....................................  Germany

Antrim Corporation.......................................  Texas

